Exhibit 99.2

FISCAL Q112 RESULTS May 16, 2012 1

Forward-Looking Statements 2 Forward-looking statements in this presentation regarding our expected earnings per share and restaurant sales, new restaurant growth, future economic performance, certain statements including, but not limited to, those under the headings “2012 Outlook – Financials,” and “Foundation for Growth” and all other statements that are not historical facts, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s marketing strategies, loyalty program and guest count initiatives; the ability to continue the strategies and achieve anticipated revenue and cost savings from our anticipated new technology systems and other initiatives; the uncertain general economic conditions; competition in the casual dining market and discounting by competitors; changes in commodity prices; the cost and availability of key food products, labor and energy; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the ability to fulfill planned expansion, including in both new and existing markets; federal, state and local regulation of our business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the accompanying supplemental information posted to the investor relations section of our website at www.redrobin.com.

Q112 Headlines Restaurant revenues increased 4.7% Company-owned comp restaurant net sales up 0.5% Diluted EPS of $0.71 vs. adjusted EPS of $0.58, GAAP EPS of $0.56 in Q1 2011 Opened 4 new company-owned restaurants, including second Red Robin’s Burger Works™ Restaurant level operating profit up 140 bps to 21.2% Operating cash flow of $29.6 million 3

Comparable Net Sales 4 2.1% 3.1% 1.1% 3.1% 0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% Q111 Q211 Q311 Q411 Q112

Revenue – Driving Guest Sales Menu strategy, sell both entrees and incremental non-entrees Great LTOs, launch of Tavern Double platform Enhance guest relationships through Red Royalty™ Increase beverage PPA Strategically leverage social media 5

Expense Management Continuous improvement culture supporting cost efficiencies Initiatives big & small growing RLOP margins portion control for side dressings reduces waste, saves nearly $500K/year supplier change for hot sauce saves $50K/year 6

Growing RLOP Margins 7 19.8% 20.8% 18.8% 19.9% 21.2% 17.0% 17.5% 18.3% 18.2% 10.0% 14.4% 18.9% 23.3% Q1 Q2 Q3 Q4 2010 2011 2012

Deployment of Capital Opened 4 new restaurants in Q1 13 NROs in 2012, including 4 additional Red Robin’s Burger Works™ Overhaul data and technology infrastructure Advancing our brand through optimization/refresh 8

Adjusted Net Income 9 $ in 000s * Fiscal year 2010 adjusted net income assumes a tax benefit of 3.2% +$1.6 million $7,494 $3,683 $4,115 $2,048 $1,305 $5,198 $2,542 $9,021 $10,558 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q1 Q2 Q3 Q4 2010* 2011 2012

Q112 Performance Highlights 10

Q112 Restaurant-Level P&L 11

Cash Flow from Operations 12 $ in Millions $24.3 $18.9 $22.6 $19.1 $16.7 $11.0 $23.9 $29.9 $29.6 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 Q2 Q3 Q4 2010 2011 2012

Adjusted Earnings Per Diluted Share 13 $0.48 $0.24 $0.28 0.71 $0.13 $0.08 $0.34 $0.16 $0.58 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1 Q2 Q3 Q4 2010 2011 2012

2012 Outlook – Financials Up to 1% comparable restaurant net sales growth versus prior year Open 13 new company-owned restaurants Cost of sales below 26.0% of restaurant sales RLOP margin nearly 20.0% of sales Selling, general and administrative costs to range from $105 million to $107 million Tax rate to range from 22% to 24% 14

Advancing Our Brand Making major investments in new business systems New menu rolled out in early Q2, continuing to grow Red Royalty™ Expanding Red Robin’s Burger Works™ with 5 total units by end of 2012 Delivering a superior Guest experience

Foundation for Growth 2012: building foundation for long-term growth Established culture of continuous improvement Executing brand strategies to create a more relevant, adult experience 16